Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEventsSM

INNO - QW 2006 Innovo Group Earnings Conference Call

Event Date/Time: Jun.29.2006 / 4:30PM ET

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Jun. 29.2006 / 4:30PM, INNO - Q2 2006 Innovo Group Earnings Conference Call

Dustin Huffine

Innovo Group, Inc. - Corporate Counsel

Marc Crossman

Innovo Group, Inc. - President and CEO

CONFERENCE CALL PARTICIPANTS

Thomas Duffy

-Analyst

Karen Short

Friedman Billings - Analyst

Isaac Schwartz

[Brobodi] - Analyst

Berna Barshay

Ingleside Investors - Analyst

Angelique Dab

NCPI - Analyst

Davis Goodthall

GMM Capital - Analyst

PRESENTATION

Operator

Welcome to the second quarter Innovo Group’s earnings conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn today’s presentation over to your host for today’s call, Mr. Dustin Huffine, Legal Counsel.

Dustin Huffine - Innovo Group, Inc. - Corporate Counsel

Thank you and good afternoon. My name is Dustin Huffine, Corporate Counsel for the Company. Present on our call today is Marc Crossman, our President and CEO.

Before we begin, let me review the Company’s Safe Harbor language. During the course of this call, I remind you that certain statements made today may contain forward-looking statements. Statements that state the Company’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. These statements include, but are not limited to, Joe’s being a leader in the premium denim markets, our belief in the overall strength of the premium and denim markets, our ability to produce products at competitive prices, our position in the marketplace, our strategy for focusing on our Joe’s Jeans branded business, and our prospects for the Company for the coming year, including strategic initiatives to be discussed. These statements are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. And I also refer you to our periodic reports that are filed from time to time with the SEC, including our quarterly report on Form 10-Q for the period ended May 27, 2006, to be filed by July 6, 2006. These documents also contain important factors that could cause the actual results to differ materially from those containing any projections which may be made during the course of this call. And by making these forward-looking statements, the Company undertakes no obligation to update them for future revisions or changes after the date of this earnings call.

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Marc Crossman - Innovo Group, Inc. - President and CEO

Thanks, Dustin. And thank you, everyone, for joining us today on the call to review the second quarter 2006 financial results. Before we go over the numbers, let me begin by providing you with an update on the recent performance of Joe’s Jeans, as well as update you on where we stand with regards to the strategic initiatives we announced earlier this year.

While overall sales of our Joe’s Jeans business were down slightly versus last year’s level, our domestic business was strong. We had lower sales in our international business, which I will discuss in more detail shortly, but we are nonetheless pleased with the pace of our business in general.

Domestic sales growth at 15% during the second quarter this year over the second quarter of 2005 was fueled primarily by strong sales in our women’s department store business and sales from our recently launched men’s business. During the quarter we were able to increase our floor space at all of our department store accounts. As a result, our women’s department store business increased approximately 50%, as compared to both the second quarter a year ago and the first quarter of this year. While virtually all the department store growth in the second quarter came from increasing dollars shipped per store, this fall we believe we can both continue to increase our penetration and see double-digit growth in the number of department store doors we’re in. We view this progress as a clear indicator that our brand remains very strong.

It’s worth noting that we’re increasing penetration and growing our doors at a time when retailers are narrowing their assortments of premium denim, and focusing on a few key vendors. We’re pleased to be one of them.

On the men’s side, we are very encouraged with the performance of the recently launched business, and we continue to be excited about its long-term potential. During the quarter we generated gross sales of just under 400,000, bringing the total for our very first spring delivery to roughly 600,000. Some of our best men’s retail performance came from Bloomingdale’s, Nordstrom’s, Macy’s West, [Atrian] and Frederick men’s. This gives us confidence that our men’s distribution can mirror our women’s distribution model in both the department and specialty store retail channels. With our first delivery under our belt, this fall we anticipate increasing both doors and dollars per door, which should yield a significant increase in sales.

Unfortunately our international business was not where we wanted it to be during the second quarter, and sales were down over 60%. Our biggest challenge has been getting samples to our international distributors in order to sell during the appropriate buying season. We have made two major changes to address this timing issue. First, we expanded our design calendar by three months to accommodate the long leadtimes distributors need to sell our product. And second, we reduced the number of countries we are selling to in order to alleviate capacity constraints in our sample room. We have been working especially hard to improve our results overseas, and we believe these important changes to our processes will lead to much better performance in 2007. Once these changes take effect, we believe that our international growth will be, in terms of absolute dollars, larger than our domestic growth.

With regard to our production move, the vast majority of our garments are now originating out of Mexico. Accordingly, we would expect to see an improvement in our average cost per garment over the next several quarters.

As we previously announced, during the quarter we completed the sale of assets of our private-label division to Cygne Designs. We are pleased to have divested ourselves of this business, which leaves the Company debt free, reduces our working capital requirements, and allows us to focus our creative and operational efforts solely on our Joe’s Jeans business.

I will now quickly review our financial results.

Our second-quarter revenues were 9.8 million compared to 9.7 million a year ago, a 1% increase. Joe’s Jeans sales declined to 8.9 million from 9.0 million last year, as I detailed earlier. Again, this decrease was attributable to weakness in our international business. Other revenues include approximately $900,000 related to our discontinued indie and Betsey Johnson apparel lines.

Overall gross margin for the quarter was 33%, versus gross margin of 44% in the prior year period. The decline in gross margin was driven by the write-down of approximately $470,000 related to existing indie fabric and inventory, and by 940,000 in net sales of indie and Betsey Johnson products sold at a discount with little or no gross margin. Our gross margin for the Joe’s business was 42%, which was a 400 basis point improvement over the first quarter margin of 38%.

SG&A expense as a percentage of sales in the second quarter increased 12% over the prior year comparative period, from 4.9 million to 5.5 million. This was primarily due to an increase of $732,000 in stock-based compensation charges related to the adoption of new accounting rules, and an increase in sample expense of $182,000 associated with development of product outside of the United States. The increase in SG&A was partially offset by a $383,000 decrease in professional fees.

Our operating loss from continuing operations for the second quarter was $2.5 million, or $0.08 a share, compared to a loss from continuing operations of $950,000, or $0.03 a share last year. On last quarter’s conference call, we said that we expected to lose a similar amount this quarter as compared to last quarter. While our $2.5 million loss from continuing operations compares favorably with our $4 million loss from continuing operations last year — excuse me — with last year, there were a few G&A expenses totaling about $800,000 that were pushed from the second quarter and will now be incurred in the third quarter. More specifically, we expect to incur approximately $225,000 of costs related to our move to our new smaller facility, $425,000 of costs related to the exit of our New York showroom, as we anticipate closing the deal in the third quarter, and $150,000 of professional fees related to our SOX 404 audit that we postponed until after we completed the sale of the private-label business. Despite those additional costs slipping into the third quarter, we do anticipate healthy top and bottom-line improvements in our business in the third quarter.

Before we open up the call to Q&A, I want to reiterate that we are pleased with how far we have come in a little under six months. During that time period we have shed ourselves of distracting businesses, streamlined our infrastructure, focused on our best opportunities, and are transforming this company. Our future is both increasingly bright and clear, and we’re looking forward to the fall season. Everyone at this company has a renewed sense of excitement about the many opportunities that we believe exist for the Joe’s brand, both here and abroad, and we are dedicated to taking full advantage of all of them. We believe our recent accomplishments have us on track to achieve our goal of returning to profitability in fiscal 2007.

Operator, we are now ready to take questions.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). [Thomas Duffy].

Thomas Duffy - - Analyst

The first question is, where do you see SG&A coming in at for Q3 and Q4?

Marc Crossman - Innovo Group, Inc. - President and CEO

We haven’t given guidance in terms of where we’re coming, where we’re going to come in. I do think that our level should start to come down from here. And I think what you’ll see is the third quarter will be very indicative of what our SG&A is going to look like going forward.

Thomas Duffy - - Analyst

What’s the amount of net operating losses that you have for Joe’s now at this point?

Marc Crossman - Innovo Group, Inc. - President and CEO

I want to say it’s about 20 — it’s close to $30 million. There are some usability impacts. And I think in any given year we can only use up to about 10 million. I’ll have to check on that, but it’s somewhere in that range that we can use in any one given year.

Thomas Duffy - - Analyst

Can you give a little bit more color on the men’s rollout for fall, and where you see the door count being at the end of the year? I think on the last call you were talking about that a little bit, and it looks like they were really ramping up and ahead of your estimates on where you were going to be.

Marc Crossman - Innovo Group, Inc. - President and CEO

There’s no change in what we had said on the last call, in terms of the number of department stores and the number of specialties that we’re going to be rolling to. It was roughly, let’s just call it, double where we were for the spring delivery. What we have seen and probably didn’t anticipate, internally we’ve taken our budgets up. Not — albeit not in a huge way, but to really accommodate the increase in selling that we’re seeing. The product really is selling through better than we thought it would sell through. A lot of the retailers during the spring timeframe have used that to — because we had launched four bodies — to kind of narrow in on who their customer is and what bodies they’re going to be working with going forward. And as they narrow those down, they can place bigger buys in the fall.

Thomas Duffy - - Analyst

Did you see Saks going from online to retail like this year? Are they only selling it online at this point?

Marc Crossman - Innovo Group, Inc. - President and CEO

Only with men’s, that’s correct. On the women’s side, actually, the business looks fantastic, and we’re going to be doubling our door count at Saks at the actual brick-and-mortar stores. But that’s for the women’s side. The men’s business is still online.

Thomas Duffy - - Analyst

What about Neiman Marcus? Is there any headway being made there on the women’s side, or even on the men’s side, to get in there?

Marc Crossman - Innovo Group, Inc. - President and CEO

We’ve tried. We’ve tried a number of times. I think it’s an account where we’re backing off. We have tried to go from a management standpoint, and everybody has that one little (indiscernible) point, and Neiman Marcus is that for us. Neiman Marcus and Saks have been two accounts where we didn’t have any penetration, or none to speak of. And Saks — we’ve done a great job of taking that business from nothing up to 30-plus stores for the fall.

Thomas Duffy - - Analyst

What about product extensions or licensing opportunities? Do you foresee any of that this year or next year?

Marc Crossman - Innovo Group, Inc. - President and CEO

Yes, absolutely. That’s something — let me address the licensing. On the licensing side, there are a number of categories that we don’t do. And instead of getting into that business, we’ll look to license that. We’re working in conjunction with Joe to find the appropriate licensees. I think we’re finally at that stage where we’ve become a meaningful enough brand to where we could actually go out and find some good licensees, whereas in the past I don’t think we would have been able to find the caliber that we’d want to roll with. So we are actively looking at licensees, and hopefully we’ll have more to say on that in the coming months or quarters.

In terms of product extensions, both on the men’s and women’s side, we’ve been dipping our toe in the, call it, collection water, if you will, working on knit tops and other tops in other fabrications. To us the most important thing to do really is to focus on the bottoms in other fabrications. Denim has been really strong, and it’s on the edge. And everyone is, obviously, still going to buy denim. But if on the fringe, buyers are gravitating towards more fashion bodies or other fabrications, we want to be there with those other fabrications.

Thomas Duffy - - Analyst

One final question. Given where we’re at, share price market cap, would you consider taking the Company private?

Marc Crossman - Innovo Group, Inc. - President and CEO

I don’t think — would I take it private? I don’t have the money to do that. We are definitely exploring all of our strategic alternatives. That’s part of why we hired Piper Jaffray. It’s something that we are looking at. In terms of management taking it private, I don’t have enough money to do it myself.

Thomas Duffy - - Analyst

But if you had the financing or interested parties, you wouldn’t rule that out?

Marc Crossman - Innovo Group, Inc. - President and CEO

Not at all. Our view is to create as much value for the shareholders as possible. And if there’s a bid out there that the shareholders are happy with, that achieves our objective.

Thomas Duffy - - Analyst

Thanks for answering my questions, and (multiple speakers) continued success.

Operator

Karen Short, Friedman Billings.

Karen Short - Friedman Billings - Analyst

What’s the split between international and domestic sales for Joe’s this year and last year?

Marc Crossman - Innovo Group, Inc. - President and CEO

Last year it was 7 out of 33. And this year, on a gross basis, I think it was 1 million out of — and I’m giving you a gross on this -but it was 1 million out of 10 on a gross basis. So it just — call it roughly this year is 10, 15%, somewhere in that range. So the split has dropped pretty dramatically (multiple speakers) ‘20s to the teens.

Karen Short - Friedman Billings - Analyst

Okay. And is it — I’m not up on what’s going on with your strategy internationally. Have you guys just scaled back, or you don’t think there’s a demand? What do you think the causes are?

Marc Crossman - Innovo Group, Inc. - President and CEO

It’s not a demand issued in any way, shape or form. We were overloaded in our sample room, and we didn’t have the capacity available to us to get all the [dups sewn] and out to our international distributors. So we had to address that in two ways. One, we pulled the design calendar forward, so that we’re giving ourselves more time to complete the design and go into the duplication process. And then in addition to that, we narrowed down the countries we’re selling to, instead of selling to — we were in the Philippines for less than $100,000 worth of business, but yet we’re getting them hundreds of samples. So we have pulled back. We’ve narrowed on the six countries where we’re doing 98% of the business, and focusing on servicing just those countries, doing marketing, going to the shows, and just really stepping up our efforts. And I think that really it’s been an internal issue. It’s not a reflection on a poor international market. I don’t think we can speak to that because we haven’t — we’ve changed a lot of things that we’re doing to better execute on that business.

Karen Short - Friedman Billings - Analyst

And just an update on manufacturing of Joe’s. Where is that being done now, or what percent, I guess, is being done in the U.S. versus Mexico?

Marc Crossman - Innovo Group, Inc. - President and CEO

It’s shifting with our deliveries, and it’s shifting month by month. What we’ve done is all the fabric is down in Mexico, and it’s all originating out of Mexico. That being said, I can’t give you an exact percentage, because it’s all coming down there, it’s all being cut down there. Some of it is being sewn and washed. Some of it is just being sewn. Others of it is just being cut. So it’s all originating out of Mexico. I would say, right now, as we ended this last quarter, maybe 10% was actually full package out of Mexico. And that’s going to rise slowly. For us it’s been we can always turn faster in the U.S., or have been able to turn faster in the U.S. And so as we’re alleviating a lot of the sample room and design issues, that’s going to allow us to push for a full package down in Mexico. What we’ve always kind of said is we want to be at 90/10, 90% Mexico, 10% U.S., and that that’s the figure we’re shooting for by the beginning of next year, 2007.

Karen Short - Friedman Billings - Analyst

And also, what are you seeing on the boutique and department storefront in the U.S., in terms of strength? Is one stronger than the other? How is that shaking out?

Marc Crossman - Innovo Group, Inc. - President and CEO

I can speak to our business. It’s hard when — the size we are to speak to (multiple speakers)

Karen Short - Friedman Billings - Analyst

As it relates to you, obviously.

Marc Crossman - Innovo Group, Inc. - President and CEO

The specialty store business, we’re fully penetrated. We have a little under 800 accounts. We’re not going to be going stronger than that, not less than that. So for us there, it’s really trying to take share of the floor space. That’s very difficult for us to do. They’re always rotating in the hot jean, so we never really can establish that core basic or a real presence on the floor. So we don’t really see the specialty store base moving a whole lot in either direction. It’s the department store base where we’re seeing a lot of momentum. For us, we just keep opening new doors, opening new doors, and increasing our floor space.

Now, as they’re consolidating, and they really are consolidating the number of vendors, and you’re not seeing the department stores run for every brand that’s out there because they all got caught with a lot of inventory, we’re seeing that that is going to play to our benefit.

The one thing we are seeing — you remember last year there was this big scare for the denim glut, etcetera. And everyone — a lot of people’s fourth-quarter numbers didn’t come into their internal plans or their expectation. There was a slowdown this summer, just like there always is. It’s 110 in the valley here in LA. So denim is not moving that quickly. But when you look at the year-over-year comps, everybody feels pretty comfortable. And we haven’t seen a dip in fourth-quarter buying. So we know what we’ve got on the books for the third quarter. We’re in the process of filling up the fourth quarter. But we feel very good about that, given that there’s not a lot of buzz or chatter about a fourth-quarter slowdown.

Karen Short - Friedman Billings - Analyst

And just lastly — maybe I missed this if you talked about it on the very first few minutes. What do you kind of see as being some of the trends in denim for the fall? What changes are you seeing? Is it like skinny jeans and flare again, or whatever?

Marc Crossman - Innovo Group, Inc. - President and CEO

We’re not seeing flare. We’re still making a lot of the skinnies, the [cigarette] ankles, as we call them. Everything’s cleaned up. There’s not a real — I can’t point to — just like we were six months ago, and even further than that, pointing towards everything is cleaning up and everything. You’re seeing a lot of the fashion bodies switching over towards really skinny ankles instead of flaring out from the knee and beyond. There’s no big trend like that that I can speak to for the fall, but what we can speak to is a slight migration out of denim into other fabrications for bottoms. Just on the balance, there’s no big titanic shift. But there definitely is a need in the market for other fabrications on the bottom side, such as we had talked about twills, and we’re having that in our collection.

Operator

(OPERATOR INSTRUCTIONS). [Isaac Schwartz], [Brobodi].

Isaac Schwartz - [Brobodi] - Analyst

Could you tell us the split of Joe’s sales in major department stores versus by any other channel?

Marc Crossman - Innovo Group, Inc. - President and CEO

When we look at — and I’ll give you the gross split, and this is just on the women’s side. But the women’s side was roughly — I’m going to give you a percentage, not the actual number. It’s about [weighted] 60/40 — 60% specialty, 40% department.

Isaac Schwartz - [Brobodi] - Analyst

And I was also wondering — I know you had to take the write-downs the last two quarters of the indie inventory. First of all, is that over for the most part? And on a related note, does that cause any issues with covenants in your related party debt?

Marc Crossman - Innovo Group, Inc. - President and CEO

In terms of being over, yes; we’ve written the inventory down pretty significantly, to the point where if there’s fabrics that we can recover and use on the Joe’s side, great. If not, we can sell it on the market and not lose money. So yes, those write-downs are done. I wouldn’t expect us to come back and write — show any other write-downs related to indie or Betsey Johnson. And all the finished goods are gone and cleared out. In terms of the write-downs and covenants, etcetera, we don’t have any covenants in our related party debt. We don’t have any covenants in our CIT factoring line. So no, the Company is not bonded by any covenants.

Isaac Schwartz - [Brobodi] - Analyst

And my last question was, have you guys considered putting a cash-flow statement in the earnings releases?

Marc Crossman - Innovo Group, Inc. - President and CEO

We’ve always done balance sheet and income statement, and then in the Q we release the cash flow. In the past, we’ve always done our earnings release in conjunction with the 10-Q. And this time we decided that as soon as we closed the books and had sign-off from Ernst & Young, we would go ahead and do an earnings release. The Q will follow and it should be filed by July 6th.

Operator

Berna Barshay, Ingleside Investors.

Berna Barshay - Ingleside Investors - Analyst

I have a few questions. The first one regards SG&A, just to try to get a handle better on — you said Q3 will look a lot more reliable, or be more of a guide than Q2. Could you give us a sense on the major SG&A items, like headcount, where you are now versus where you were at the beginning of the year? I know you were moving offices — in terms of is there any savings on the rent side. Any other major SG&A items that we should know about?

Marc Crossman - Innovo Group, Inc. - President and CEO

Our — in terms of where our headcount is, it’s come down from 124 to — it will bounce between 70 and 75. Right now it’s about 73 employees. In terms of other big savings, as we look at it, the royalties and commissions are a variable expense, so they will be what they are. The only other really big things you point to (indiscernible) our facilities costs. And we’re going to be paying about $9000 a month in rent up, and then we have this outsourcing agreement with Pixior for $1 million. When we were here on the other side of the street in this facility, we were paying $60,000 a month just flat-out rent, plus we were paying $0.50 per Joe’s unit, and then carrying the overhead of our own distribution staff. So if you kind of do that math, you see that there is a net savings, without doing the entire math for you.

Berna Barshay - Ingleside Investors - Analyst

I’m sorry; you said 9000 a month plus 1 million -

Marc Crossman - Innovo Group, Inc. - President and CEO

Plus a million — actually, it will work out to be about 1.2 million.

Berna Barshay - Ingleside Investors - Analyst

What is that for?

Marc Crossman - Innovo Group, Inc. - President and CEO

Pixior. And it’s they now have all of our distribution, so we don’t have all the employees, the temps, the boxes, all of that stuff related to distribution, nor the warehouse space, etcetera. So we’re outsourcing all of our distribution. So we were carrying staff for our own internal distribution, and then we were paying rent here. So you had all of our employees related to our distribution, plus $60,000 a month for rent, plus $0.50 a Joe’s unit for, let’s call it rent, also. All of that gets replaced by $9000 a month for our corporate office and a $1.2 million agreement with Pixior.

Berna Barshay - Ingleside Investors - Analyst

And that’s annual?

Marc Crossman - Innovo Group, Inc. - President and CEO

That’s annual. Yes.

Berna Barshay - Ingleside Investors - Analyst

With Pixior, okay. And also, in terms of (indiscernible) you said you were increasing all your — all your customers. Could you speak specifically to Federated, since that’s been a point of issue for a lot of companies?

Marc Crossman - Innovo Group, Inc. - President and CEO

Federated — on the Macy’s West side, we’re in 52 doors. We’re going to take that up to 55 doors. Burdines, we’ve been in five. This is for Q2. We’re going to go to eight. Macy’s Northwest, in Q2 we opened two doors; we’re going to take that to five. And then Macy’s South we’re, I guess, from zero to three.

Berna Barshay - Ingleside Investors - Analyst

Macy’s South you said zero to three. And what was Macy’s — what did you say for Macy’s East?

Marc Crossman - Innovo Group, Inc. - President and CEO

We’re not in Macy’s East.

Berna Barshay - Ingleside Investors - Analyst

You’re not in Macy’s East. What are you saying (indiscernible) you said Macy’s West, Burdines. What was the third one?

Marc Crossman - Innovo Group, Inc. - President and CEO

Macy’s Northwest and Macy’s South.

Berna Barshay - Ingleside Investors - Analyst

Okay. And Macy’s Northwest, you’re going from what to what?

Marc Crossman - Innovo Group, Inc. - President and CEO

We went from zero to two in the second quarter, to five in the third quarter.

Berna Barshay - Ingleside Investors - Analyst

Any hope of getting into Macy’s East?

Marc Crossman - Innovo Group, Inc. - President and CEO

We don’t want be in Macy’s East.

Berna Barshay - Ingleside Investors - Analyst

You don’t want to be in it. What about their other lines? Are you in Bloomingdale’s? You’re in Bloomingdale’s, aren’t you?

Marc Crossman - Innovo Group, Inc. - President and CEO

We’re in 28 and we’ll probably take that up to 30, I think, is the right number for the third quarter. So basically all doors. And we roll with them on all doors as they open up the incremental doors. Just to get back to that Macy’s East, even Macy’s West has more than 52 doors; it’s just we want be in the impulse department, which is where we hang with our competition. That’s what we’d look at, and we look at it on a door-by-door basis. We’re not just looking to roll to all 600 Federated doors. We wouldn’t want to do that. We don’t think that’s best for the brand, and I don’t think you see any of our competitors doing that either.

Berna Barshay - Ingleside Investors - Analyst

You mentioned you usually do a balance sheet on your release, but you didn’t this time. Could you give us a number for maybe the cash balance, the debt balance, inventory or AR?

Marc Crossman - Innovo Group, Inc. - President and CEO

And again, the reason why we don’t — we didn’t do it this time is because always before we’ve just done it because we’re also filing the Q. So when we file the Q, everything is official. So let me just tell you just some of the off-the-cuff numbers. We don’t have any more debt. The cash balance is $520,000. Inventories were down from 8 million in the first quarter to 4.7 million in the second quarter. What else are you asking for?

Berna Barshay - Ingleside Investors - Analyst

AR.

Marc Crossman - Innovo Group, Inc. - President and CEO

AR is about $600,000. And again, it’s somewhat a misnomer, because that’s really only our net house accounts. We factor everything with CIT, so it basically disappears off our balance sheet because it becomes their recourse.

Operator

Angelique Dab, NCPI.

Angelique Dab - NCPI - Analyst

Most of my questions have been answered. I just wanted to go back. I’m looking for a little more color on what you mentioned regarding year-over-year trends. I missed the tail-end of that. Would you mind going over what you’re seeing year-over-year?

Marc Crossman - Innovo Group, Inc. - President and CEO

Trends in terms of what?

Angelique Dab - NCPI - Analyst

You had mentioned something about the weather, denim not moving, and then you went on to say something and I missed the tail-end of it.

Marc Crossman - Innovo Group, Inc. - President and CEO

I was just saying that the departments last year, we saw fourth quarter was a weak quarter. And you saw last year we had a slowdown in the summer that we didn’t see the year prior to that. So as all these retailers looked at their comps, they obviously scaled back or the fourth quarter. And this year we saw that slowdown again in the summer, because it’s so hot. And that’s where they’ve — all of them are planned and expecting that, so we’re not seeing that same kind of fourth-quarter hiccup, if you will, that we saw a year ago. So our fourth quarter actually looked — should look really good on a comparable basis.

Angelique Dab - NCPI - Analyst

So you’re saying it’s healthier?

Marc Crossman - Innovo Group, Inc. - President and CEO

Yes.

Operator

[Davis Goodthall], GMM Capital.

Davis Goodthall - GMM Capital - Analyst

First of all, are you able to give us any more color on Paul Robb’s departure? There was a very kind of vague statement in the press release and the K, 8-K. Would appreciate any color you can provide on what happened there and what the conflict might have been.

Marc Crossman - Innovo Group, Inc. - President and CEO

I don’t know what the conflict was. I have a great relationship with him. We spent a lot of time courting him. Everything was kosher on both sides. After he came on the board, he informed us that he did have to drop off for a conflict issue. And I didn’t push him on it and he didn’t expand on it. So, I don’t know what the answer is.

Davis Goodthall - GMM Capital - Analyst

And another personnel question. Elena Pickett, which seemed like a very good addition to the team. Can you give any more color than you’ve been able to previously about specifically what she has brought to the process, how she is kind of helping further the Joe’s brand?

Marc Crossman - Innovo Group, Inc. - President and CEO

She’s been an invaluable addition to this team. She brought in some disciplines that we haven’t had in the past, in terms of managing our entire sales force; in terms of merchandising the lines, so we’re not going out and cutting willy nilly everything that we put on the line; in terms of our planning; on the production side, to help make sure that our inventory — that all the way through, until we put the goods on the cutting table, that we’re constantly adjusting that. Going out and visiting with all of our key accounts and working those relationships. She has just been an invaluable addition to this organization.

Davis Goodthall - GMM Capital - Analyst

And I assume the addition of Saks was largely her work. Are there any other potential accounts you can see her bringing to the table?

Marc Crossman - Innovo Group, Inc. - President and CEO

She has relationships with all of them. Nordstrom’s, for instance — she has been doing a great job with the Nordstrom’s account; working on getting one of our units actually on replenishment with them. They have never done a replenishment. She came in; she’s really taken the lead on our core basic replenishment program, and she really expanded that out. So we’re doing it with Macy’s, with Marshall Fields. We’re doing it with Bloomingdale’s. We’re doing it with [Von Mauer], etcetera, etcetera. So all of our department store accounts, she’s trying to get them onto — and is successfully getting them onto a replenishment program. Nordstrom has always shied away from that. They want the new new new thing. And she was able to get in there and get one jean on a replenishment, which is a toehold. We’ll see how it does. But again, that’s just another example to quantify how she has been such a great contributor to the organization.

Davis Goodthall - GMM Capital - Analyst

Fantastic. Two more. Dot-com business, which I think has been, relative to the overall mix, a pretty strong one for you. Can you talk to trends there, and any quantification about how big that business is and can be?

Marc Crossman - Innovo Group, Inc. - President and CEO

I don’t want to quantify how big it can be. It is — they are one of our larger accounts. So it is a meaningful business for us. In terms of the trends of the business, it really ebbs and flows. And it is a growing business. It’s — again, it’s not going to be our largest account anytime soon, but it is clearly one of our bigger accounts. And it’s actually very profitable for us, because we don’t get a lot of returns.

Davis Goodthall - GMM Capital - Analyst

The gross margin outlook. As you execute the move down to Mexico, can you tell us more about where you really expect the gross margin to move over time?

Marc Crossman - Innovo Group, Inc. - President and CEO

I think we’re going to get up to something close with — something that comes close to having a five handle on it. Potentially better than that down the road. But really, the internal target is to get the Company to 50% gross margin. And there are a number of things we’re doing, because remember, we’re still going to do some U.S. (technical difficulty). But in terms of disciplines — and again, this is where having a planning team and [Elena] involved in this helps, is we’ve always airfreighted stuff in. We can save $1.85 a garment just by bringing it in via boat with better planning. So there are things like that we can do to improve even our U.S. margins, and then on top of that, the shift down to Mexico. So I think we have a real opportunity to really increase our gross margins in a meaningful way. We are not talking about 100 to 200 basis points here.

Davis Goodthall - GMM Capital - Analyst

Thank you, Marc. Best of luck.

Operator

There are no further questions at this time. I would now like to turn the presentation back over to your host for today’s call for any closing remarks.

Marc Crossman - Innovo Group, Inc. - President and CEO

I really thank everybody for being on the call today. If you have any questions, you know where to reach us, and we’d be more than happy to talk to you. Thank you again.

Operator

Thank you for your participation in today’s conference. This concludes the presentation.

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